UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 8, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2010, InfoLogix, Inc. (“InfoLogix”), through its wholly-owned subsidiary Embedded Technologies, LLC (together with InfoLogix, the “Company”), entered into a patent purchase agreement (the “Agreement”) to sell its U.S. and South Korean patents titled “Touch Screen Systems and Methods” and to assign certain related rights to Intellectual Ventures Fund 68 LLC (“IVF”) for $2.2 million.  The effective date of the Agreement is June 3, 2010 (the “Effective Date”) and contains customary representations, warranties and covenants.  The Company expects the sale of the patents and assignment of related rights to close within 30 days of the Effective Date (the “Closing”).

At Closing, IVF will grant the Company a royalty-free, non-exclusive, non-sublicensable, non-transferable right and license to practice the methods covered by the patents and to make, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise dispose of and exploit any of the Company’s products covered by the patents.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: June 14, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer